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                                                                     Exhibit 6.2





                              1ST CONSTITUTION BANK

                         1996 EMPLOYEE STOCK OPTION PLAN


                               ARTICLE I. PURPOSES

                  The purposes of the 1996 Employee Stock option Plan are (i) to attract and retain highly-qualified employees, (ii) to align employee and stockholder long-term interests by creating a direct link between compensation and stockholder return, (iii) to enable employees of 1st Constitution Bank (the "Bank") and its Subsidiaries to develop and maintain stock ownership positions in the Bank, and (iv) to provide incentives to such employees to contribute to the success of the Bank. To achieve these objectives, the Plan provides for the granting of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and nonqualified stock options.


                             ARTICLE II. DEFINITIONS

                  Whenever the following terms are used in this Plan, they shall have the meaning specified below:

"AFFILIATE" shall mean the Bank or a Subsidiary.

"AGREEMENT" shall mean a written agreement between the Bank and the Optionee reflecting an Option.

"BOARD" shall mean the Board of Directors of the Bank.

"CAUSE" shall mean (i) the conviction of the Participant of a felony by a court of competent jurisdiction, (ii) the indictment of the Participant by a state or federal grand jury of competent jurisdiction for embezzlement or misappropriation of funds of an Affiliate or for any act of dishonesty or lack of fidelity towards an Affiliate, (iii) the written confession by the Participant of any act of dishonesty towards an Affiliate or any embezzlement or misappropriation of an Affiliate's funds, or (iv) any act which notwithstanding the foregoing, results in the Employee's termination for Just Cause under any separate Employment Agreement with any Affiliate.

"CHANGE IN CONTROL" shall mean the occurrence of one or more of the following events: (i) the Bank acquires actual knowledge that any person (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than an Affiliate is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Bank representing more than 35% of the combined voting power of the Bank's then outstanding
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securities, (ii) the first purchase of Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by an Affiliate),
(iii) the approval by the Bank's stockholders of (a) a merger or consolidation of the Bank with or into another corporation (other than a merger or consolidation in which the Bank is the surviving corporation and which does not result in any reclassification or reorganization of the Bank's then outstanding shares of Common Stock or a change in the Bank's directors, other than the addition of not more than three directors), (b) a sale or disposition of all or substantially all of the Bank's assets, or (c) a plan of liquidation or dissolution of the Bank, (iv) during any period of two consecutive calendar years, individuals who at the beginning of such period constitute the Board of Directors of the Bank cease for any reason to constitute at least two-thirds thereof, unless the election or nomination for the election by the Bank's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, or (v) a sale (including a merger or consolidation) of (a) Common Stock of the Bank if after such sale any person (as defined above) other than an Affiliate owns a majority of the Bank's Common Stock or (b) all or substantially all of the Bank's assets (other than in the ordinary course of business). A change of control shall not occur as a result of the reorganization of the Bank into a registered Bank Holding Company, which reorganization does not result in any person or persons who did not own or control 35% or more of the stock of the Bank prior to such reorganization, owning or controlling 35% or more of the Holding Company's stock.

"CODE" shall mean the Internal Revenue Code of 1986, as now in effect or as hereafter amended. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.).

"COMMITTEE" shall mean the committee consisting of at least three (3) directors of the Bank appointed by the Board to administer the Plan pursuant to the provisions of Article III of the Plan.

"COMMON STOCK" shall mean the common stock of the Bank.

"DISABILITY" shall mean permanent and total disability as defined by the Bank's employee welfare benefit plan offering a long term disability benefit, or, if no such benefit is offered, as defined by Section 105(d)(4) of the Code.

"EMPLOYEE" shall mean a common law employee (as defined in accordance with the regulations and Revenue Rulings then applicable under Section 3401(c) of the
Code) of an Affiliate.

"EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

"INCENTIVE OPTION" shall mean an Option whose terms satisfy the requirements imposed by Section 422 of the Code and which is intended by the Committee to be treated as an Incentive Option.

"NONQUALIFIED OPTION" shall mean either (i) any Option which, when granted, is not an Incentive Option, and (ii) an Incentive option which, subsequent to its grant, ceases to qualify as an Incentive Option because of a failure to satisfy the requirements of Section 422 of the Code.

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"OPTION" shall mean a right to purchase Common Stock which is awarded in accordance with the terms of this Plan.

"PARTICIPANT" shall mean an Employee who has been granted an option under the Plan.

"PLAN" shall mean the 1st Constitution Bank 1996 Employee Stock Option Plan, as may be amended from time to time.

"RETIREMENT" shall mean any normal or early retirement by a Participant pursuant to the terms of any pension, profit sharing or 401(k) plan, or policy of the Bank or any Subsidiary which is applicable to such Participant at the time of his Termination of Service.

"SECRETARY" shall mean the corporate secretary of the Bank.

"SECURITIES ACT" shall mean the Securities Act of 1933.

"SHARES" shall mean shares of Common Stock.

"SUBSIDIARY (IES)" shall mean any corporation or other legal entity, domestic or foreign, more than 50% of the voting power of which is owned or controlled, directly or indirectly by the Bank.

"TERMINATE (TERMINATION OF) SERVICE (OR TERMINATION)" shall mean the time at which the Participant ceases to provide services to an Affiliate as an Employee, but shall not include a lapse in providing services which the Committee determines to be a temporary leave of absence.


                           ARTICLE III. ADMINISTRATION

                  The Plan shall be administered by a committee (the "Committee") of the Board, which shall consist of all members of the Board who are not eligible for the grant of an option under the Plan, and are "outside director(s)" within the meaning of Section 162(m) of the Code. The Committee shall hold meetings at such times as may be necessary for the proper administration of the Plan and shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum and a majority of the quorum may authorize any action. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or any Option granted pursuant thereto. All members of the Committee shall be indemnified by the Bank with respect to any such action, determination or interpretation to the fullest extent permitted by law.

                  Subject to the provisions of the Plan, the Committee shall have sole authority, in its absolute discretion: (i) to determine which eligible Employees shall be granted options; (ii) to grant Options; (iii) to determine the times when Options may be granted and the number of Shares that may be purchased pursuant to such Options; (iv) to determine the exercise price of the Shares subject to each Option, which price shall be not less than the minimum specified in Section 6.1; (v) to determine the time or times when each Option becomes exercisable, the duration of the exercise period, and any other restrictions on the exercise of Options issued hereunder; (vi) to prescribe the form or forms of the Option agreements under the Plan; (vii) to

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determine the circumstances under which the time for exercising Options should be accelerated and to accelerate the time for exercising outstanding Options;
(viii) to determine the duration and purposes for leaves of absence which may be granted to a Participant without constituting a Termination of Service for purposes of the Plan; (ix) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (x) to construe and interpret the Plan, the rules and regulations and the Option agreements under the Plan, and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding.

The provisions of this Article III shall survive any termination of the Plan, with respect to Options then outstanding.


                       ARTICLE IV. SHARES SUBJECT TO PLAN

                  The maximum number of Shares that may be made subject to Options granted pursuant to the Plan is 50,000 (or the number and kind of Shares or other securities which are substituted for those Shares or to which those Shares are adjusted pursuant to the provisions of Article VIII of the Plan). The Bank shall reserve such number of Shares for the purposes of the Plan out of its authorized but unissued shares, or out of Shares held in the Bank's treasury, or partly out of each, as shall be determined by the Board. No fractional Shares shall be issued with respect to Options granted under the Plan. Provided, however, no options shall be granted under the Plan, which when taken together with all other options outstanding under the Plan or any other plan would violate any applicable provision of the New Jersey Banking Act, N.J.S.A. 17:9A-1, et. seq., including but not limited to N.J.S.A. 17:9A-27.50(a).

                  In the event that any outstanding option under the Plan for any reason expires, is terminated, forfeited or is canceled prior to the expiration date of the Plan, the Shares called for by the unexercised portion of such Option may, to the extent permitted by law, again be subject to an Option under the Plan.


                   ARTICLE V. ELIGIBILITY FOR AWARD OF OPTIONS

                  All officers and other Employees of one or more of the Affiliates shall be eligible to receive Options under the Plan. Non-employee directors shall not be eligible to participate in the Plan. However, a person who otherwise is an eligible officer or Employee shall not be disqualified from participation in the Plan by virtue of being a director of the Bank or any Subsidiary.


                          ARTICLE VI. GRANT OF OPTIONS

                  The Committee may in its sole discretion grant Options to such Employees as it determines appropriate consistent with Article V. Options shall be evidenced by Option

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agreements (which need not be identical) in such forms as the Committee may from time to time approve.

                  Option agreements shall conform to the terms and conditions of the Plan. Such agreements may provide that the grant of any Option under the Plan, or that Stock acquired pursuant to the exercise of any Option, shall be subject to such other conditions (whether or not applicable to the Option or Stock received by any other optionee) as the Committee determines appropriate, including, without limitation, provisions conditioning exercise upon the occurrence of certain events or performance or the passage of time, provisions to assist the optionee in financing the purchase of Stock through the exercise of Options, provisions for forfeiture, or restrictions on resale or other disposition, of shares acquired under the Plan, provisions giving the Bank the right to repurchase shares acquired under the Plan in the event the Participant elects to dispose of such shares, and provisions to comply with all applicable federal and state securities laws and federal and state income tax and other payroll tax withholding requirements. Options granted under this Plan which are intended to qualify as Incentive Options shall be specifically designated as such in the Option agreement.

6.1 OPTION PRICE. The exercise price for each Option granted under the Plan shall be determined by the Committee; provided, however, that it shall not be less than the fair market value of the Stock on the date of grant. The fair market value shall be determined for all purposes of the Plan as follows: (A) if the shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or other comparable quotation system and have been designated as a National Market System ("NMS") security, fair market value on any date shall be the last sale price reported for the shares on such system on such date or on the last day preceding such date on which a sale was reported, (B) if the shares are admitted to quotation on NASDAQ and have not been designated an NMS security, fair market value on any date shall be the average of the highest bid and lowest asked prices of the shares on such system on such date, or (C) if the shares are admitted to trading on a national securities exchange, fair market value on any date shall be the last sale price reported for the shares on such exchange on such date or on the last date preceding such date on which a sale was reported, or (D) if neither (A),
(B) nor (C) applies to the shares, the price on any date shall be a price equal to the mean between the closing bid and asked prices for shares, as quoted in writing to the Bank by a principal market maker for transactions in the Bank's Common Stock on the over-the-counter market designated by the Committee, and, finally, if no such quotation is obtainable, then as determined, in good faith, by the Committee on the date of grant.

6.2 EXERCISABILITY AND TERMS OF OPTIONS. The Committee shall, subject to the terms of the Plan, determine the dates after which Options may be exercised, in whole or in part, and may establish a vesting schedule that must be satisfied before Options may be exercised. Except as specifically provided in this Plan, in the case of Incentive Options, no Incentive Option may be exercised at any time unless the Grantee is an Employee at all times during the period beginning on the Granting Date and ending on the day three (3) months before the date of such exercise. An Option may provide that if it is exercisable in installments, installments which are exercisable and not exercised shall remain exercisable during the term of the Option.

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                  All options shall have a term of no more than ten years from the date of grant. Subject to applicable law, the Committee shall determine the conditions under which Options that have not become exercisable shall be forfeited as well as the period or periods of time subsequent to termination of employment during which the Options may be exercised.

6.3 ACCELERATED VESTING AND EXERCISE OF STOCK OPTIONS. If a Participant shall Terminate Service by reason of his death or Disability, all Options granted to such Participant that have not become exercisable on or before the date of such Termination shall immediately become exercisable. All options held by such Participant may be exercised by the Participant, his estate or beneficiary, or his representative, as the case may be, for a period of up to three (3) years from the date of such Termination (up to one (1) year in the case of death or disability with respect to incentive stock options) or until the expiration of the stated term of such Option, whichever period is shorter.

                  Notwithstanding the provisions of Section 6.2, in the event of a Change In Control, any option granted under the Plan to a Participant which has not, as of the date of the Change In Control, become exercisable shall become fully exercisable.

6.4 NONTRANSFERABILITY OF OPTION RIGHTS. No option shall be transferable except by will or the laws of descent and distribution. During the lifetime of the Participant, the Option shall be exercisable only by him. The Committee may, however, in its sole discretion, allow for transfers of Nonqualified Options to family members, subject to such conditions or limitations as it may establish to ensure compliance with Rule 16b-3 promulgated pursuant to the Exchange Act, or for other purposes.

6.5 NO OBLIGATION TO EXERCISE OPTION. The grant of an Option shall impose no obligation on the Participant to exercise such Option.

6.6 CANCELLATION OF OPTIONS. The Committee, in its discretion, may, with the consent of any Participant, cancel any outstanding Option.

6.7 NO RIGHTS AS A STOCKHOLDER. A Participant or a transferee of an option shall have no rights as a stockholder with respect to any Share covered by his Option until he shall have become the holder of record of such Share, and he shall not be entitled to any dividends or distributions or other rights in respect of such Share for which the record date is prior to the date on which he shall have become the holder of record thereof.

6.8 SPECIAL PROVISIONS APPLICABLE TO INCENTIVE OPTIONS. To the extent the aggregate fair market value (determined as of the time the Option is granted) of the Stock with respect to which any Options granted hereunder which are intended to be Incentive Options may be exercisable for the first time by the Participant in any calendar year (under this Plan or any other stock option plan of the Bank or any parent or Subsidiary thereof) exceeds $100,000, such Options shall not be considered Incentive Options.

                  No Incentive Option may be granted to an individual who, at the time the Option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the

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Bank or of any parent or Subsidiary thereof, unless such Option (i) has an exercise price of at least 110 percent of the fair market value of the Stock on the date of the grant of such option; and (ii) cannot be exercised more than five years after the date it is granted.

                  Each Participant who receives an Incentive Option must agree to notify the Bank in writing immediately after the Participant makes a disqualifying disposition of any Stock acquired pursuant to the exercise of an Incentive Option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (i) two years after the date the optionee was granted the Incentive Option or (ii) one year after the date the Participant acquired Stock by exercising the Incentive Option. Any transfer of ownership to a broker or nominee shall be deemed to be a disposition unless the Participant provides proof satisfactory to the Committee of his continued beneficial ownership of the Stock.

                  Any other provision of the Plan to the contrary notwithstanding, no Incentive Option shall be granted after the date which is ten years from the date this Plan is adopted, or the date the Plan is approved by the stockholders, whichever is earlier.


                         ARTICLE VII. EXERCISE OF OPTION

                  Any Option may be exercised in whole or in part at any time subsequent to such Option becoming exercisable during the term of such Option; provided, however, that each partial exercise shall be for whole Shares only. Each Option, or any exercisable portion thereof, may only be exercised by delivery to the Secretary or his office of (i) notice in writing signed by the Participant (or other person then entitled to exercise such Option) that such Option, or a specified portion thereof, is being exercised; (ii) payment in full for the purchased Shares (as specified in Section 7.2 below); (iii) such representations and documents as are necessary or advisable to effect compliance with all applicable provisions of Federal or state securities laws or regulations; (iv) in the event that the Option or portion thereof shall be exercised pursuant to Section 6.3 or 6.4 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option or portion thereof; and (v) full payment to the Bank of all amounts which, under federal or state law, it is required to withhold upon exercise of the option (as specified in Section 7.3 below).

7.1 SHARE CERTIFICATES. Upon receiving notice and payment, the Bank will cause to be delivered to the Participant, as soon as practicable, a certificate in the Participant's name for the Shares purchased. The Shares issuable and deliverable upon the exercise of a Stock Option shall be fully paid and non-assessable. The Bank shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the complete or partial exercise of the Stock Option prior to fulfillment of, if required by law, (i) the completion of any registration or other qualification of such Shares under any federal or state law or under rulings or regulations of any governmental regulatory body, and
(ii) the obtaining of any approval or other clearance from any federal or state governmental agency.

7.2 PAYMENT FOR SHARES. Payment for Shares purchased under an Option granted hereunder shall be made in full upon exercise of the Option, by certified or bank cashier's check or other good funds payable to the order of the Bank.

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7.3 SHARE WITHHOLDING. The Committee shall require that a Participant pay to the
Bank, at the time of exercise of a Nonqualified Option, such amount as the Committee deems necessary to satisfy the Bank's obligation to withhold federal or state income or other taxes incurred by reason of the exercise or the transfer of Shares thereupon.


               ARTICLE VIII. ADJUSTMENT FOR RECAPITALIZATION, ETC.

                  The aggregate number of Shares which may be purchased pursuant to Options granted, the number of Shares covered by each outstanding Option, and the price per share thereof in each such Option shall be appropriately adjusted for any increase or decrease in the number of outstanding Shares resulting from a stock split or other subdivision or consolidation of Shares or for other capital adjustments or payments of stock dividends or distributions, other increases or decreases in the outstanding Shares effected without receipt of consideration by the Bank, or reorganization, merger or consolidation, or other similar change affecting the Shares.

                  Such adjustment to an Option shall be made without a change to the total price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of Share quantities or prices). Any such adjustment made by the Committee shall be final and binding upon all Participants, the Bank, their representatives, and all other interested persons. No fractional Shares shall be issued as a result of such adjustment.

                  In the event of a transaction involving (i) the liquidation or dissolution of the Bank, (ii) a merger or consolidation in which the Bank is not the surviving corporation or (iii) the sale or disposition of all or substantially all of the Bank's assets, provision shall be made in connection with such transaction for the assumption of Options theretofore granted under the Plan, or the substitution for such Options of new Options of the successor corporation, with appropriate adjustment as to the number and kind of Shares and the purchase price for Shares thereunder, or, in the discretion of the Committee, the Plan and the Options issued hereunder shall terminate on the effective date of such transaction if appropriate provision is made for payment to the Participant of an amount in cash equal to the fair market value of a Share multiplied by the number of Shares subject to the Options (to the extent such Options have not been exercised) less the exercise price for such Options (to the extent such Options have not been exercised); provided, however, that in no event shall the Committee take any action or make any determination under this Article VIII which would prevent a transaction described in clause (ii) or
(iii) above from being treated as a pooling of interests under generally accepted accounting principles.


                       ARTICLE IX. GOVERNMENT REGULATIONS

                  The Plan, and the grant and exercise of Options thereunder, and the Bank's obligation to sell and deliver stock under such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.

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                  Specifically, no nonqualified option or options shall be
granted hereunder which when taken together with all other nonqualified options outstanding under this or any other plan heretofore or hereafter adopted shall cause the number of shares subject to such options to exceed the limitations set forth in N.J.S.A. 27.50, Subsection (a).

                  Each Option is subject to the requirement that if, at any time, the Committee determines, in its absolute discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by state or federal law, or the consent or approval of any governmental regulatory body is necessary as a condition of, or in connection with, the issuance of Shares, no Shares shall be issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained, provided, however, a refusal to issue Shares upon exercise of an Option as a result of the foregoing shall, notwithstanding any other provision of this Plan or any Agreement, extend the period the Option may be exercised one day for each day of delay, but not beyond the original term of the option.

                  The Bank is relieved from any liability for the nonissuance or non-transfer or any delay in issuance or transfer of any Shares subject to Options under the Plan which results from the inability of the Bank to obtain, or in any delay in obtaining, from any regulatory body having jurisdiction, all requisite authority to issue or transfer Shares upon exercise of the Options under the Plan if counsel for the Bank provides the Bank with a written opinion that such authority is necessary for the lawful issuance or transfer of any such Shares.


                           ARTICLE X. OTHER PROVISIONS

                  The validity, interpretation and administration of the Plan and any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of New Jersey, except to the extent that federal law shall apply.

                  As used herein, the masculine gender shall include the feminine gender.

                  The headings in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

                  All notices or other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if hand-delivered or mailed by certified mail, addressed to any Participant at the address contained in the records of the Bank or to the Bank at its principal office.

                  The proceeds received from the sale of Shares pursuant to the Plan shall be used for general corporate purposes.

                  Nothing in the Plan or in any Option granted hereunder shall confer on any Participant or eligible Employee any right to continue in the employ of the Bank or any of its

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Subsidiaries, or to interfere in any way with the right of the Bank or any of its Subsidiaries may otherwise have to terminate such Participant's or Employee's employment at any time.

                  All expenses and costs incurred in connection with the operation of the Plan shall be borne by the Bank.

                  The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Affiliates, or any of them. Nothing in this Plan shall be construed to limit the right of any Affiliate (i) to establish, alter or terminate any other forms of incentives, benefits or compensation for Employees, including, without limitation, conditioning the right to receive other incentives, benefits or compensation on an Employee not participating in this Plan; or (ii) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, without limitation, the grant or assumption of stock options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock, or assets of any corporation, firm or association.

                  Participants shall have no rights as shareholders unless and until certificates for Shares are registered in their names in satisfaction of a properly exercised Option.

                  If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefore has been made by a duly appointed legal representative), may, if the Committee so directs the Bank, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Bank therefore. The terms of this Plan shall be interpreted and administered in compliance with
Section 16 of the Exchange Act and the rules and regulations applicable to the Bank thereunder.


             ARTICLE XI. EFFECTIVE DATE AND EXPIRATION DATE OF PLAN

                  The Plan is effective as of such date as it is approved by the stockholders of the Bank in a manner which complies with Section 422 of the Code and applicable state law. The expiration date of the Plan, after which no Option may be granted hereunder, shall be ten years from such effective date.

                ARTICLE XII. AMENDMENT OR DISCONTINUANCE OF PLAN

                  The Board may, without the consent of the Bank's stockholders or Participants under the Plan, at any time terminate the Plan entirely, and at any time or from time to time amend or modify the Plan, provided that no such action shall adversely affect Options theretofore granted hereunder without the Participant's consent, and provided further that no such action by the Board, without approval of the stockholders, may (i) materially increase the total number of Shares which may be purchased or acquired pursuant to Options granted under the Plan, either in the aggregate or for any Participant or eligible Employee, except as

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contemplated in Article VIII; (ii) expand the class of employees eligible to receive Options under the Plan; (iii) decrease the minimum Option price; (iv) extend the maximum term of Options granted hereunder; (v) extend the term of the Plan. No amendment or modification may become effective if it would cause the Plan to fail to meet the applicable requirements of state or federal law.


                       ARTICLE XIII. SHAREHOLDER APPROVAL

                  Anything in the Plan to the contrary notwithstanding, the grant of Options hereunder shall be of no force or effect, and no Option granted hereunder shall vest or become exercisable in any respect, unless and until the Plan is approved by the affirmative vote of the holders of two-thirds of the Shares and entitled to vote at a meeting of the shareholders of the Bank duly held in accordance with the laws of New Jersey.

                  As adopted by the Board of Directors of 1st Constitution Bank on August 13, 1996.

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                                  AMENDMENT TO
                              1ST CONSTITUTION BANK
                         1996 EMPLOYEE STOCK OPTION PLAN


         WHEREAS, the Board of Directors of 1st Constitution Bank adopted a 1996 Employee Stock Option Plan (the "1996 Plan") on August 13, 1996;

         WHEREAS, under Article IV of the 1996 Plan the maximum number of shares that may be made subject to options granted pursuant to the 1996 Plan is 50,000 (or the number to which those shares are adjusted pursuant to Article VIII of the 1996 Plan);

         WHEREAS, Article VIII of the 1996 Plan provides for the appropriate adjustment, in the case of payments of stock dividends, of the maximum number of shares subject to options granted pursuant to the 1996 Plan;

         WHEREAS, a three percent (3%) stock dividend occurred in January 1997;

         WHEREAS, a five percent (5%) stock dividend occurred in January 1998;
and

         WHEREAS, as a result of the January 1997 and January 1998 stock dividends, the maximum number of shares that may be made subject to options granted to the 1996 Plan has been increased to 54,075.

         NOW THEREFORE:

         The 1996 Plan is hereby amended as follows:

         1. The first sentence of Section 6.1 of the 1996 Plan is hereby deleted in its entirety and replaced with the following sentence:

                  "The exercise price for each Option granted under the Plan shall be determined by the Committee; provided, however, that it shall not be less than the fair market value of the Stock on the date of grant (but in no event less than the par value of the Stock)."

         2. The first sentence of the first paragraph of Article IV of the 1996 Plan is hereby deleted in its entirety and replaced with the following two sentences:

                  "The maximum number of Shares that may be made subject to Options granted pursuant to the Plan is 54,075 (or the number and kind of Shares or other securities which are substituted for those Shares or to which those Shares are adjusted pursuant to the provisions of Article VIII of the Plan). The 54,075 Shares that may be made subject to Options granted pursuant to the Plan is

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
                  allocated as follows: (i) 29,741 Shares for Incentive Options; and (ii) 24,334 Shares for Nonqualified Options."

         3. Except as amended hereby, the 1996 Plan shall remain in full force and effect.

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
                       AMENDMENT TO 1ST CONSTITUTION BANK
                   1996 EMPLOYEE STOCK OPTION PLAN, AS AMENDED



         The following new definition of Committee in Article II applies effective as of July 1, 1999:

         "COMMITTEE" shall mean the committee consisting of at least three (3) directors of 1st Constitution Bancorp approved by the Board of Directors of 1st Constitution Bancorp to administer the Plan pursuant to the provisions of
Article III of the Plan.

         The following new Article XIV is added to the Plan effective as of July 1, 1999:

                 ARTICLE XIV. PREVIOUSLY GRANTED AND NEW OPTIONS

The Committee shall not grant any further Options under the Plan. As to Options granted prior to July 1, 1999, a Participant shall no longer exercise the Option to purchase Common Stock of the Bank. For each share of Common Stock of the Bank that a Participant could purchase through exercise of a previously granted Option, the Participant can now exercise the Option to purchase one share of common stock of 1st Constitution Bancorp. All references in the Plan to actions to be taken by the Bank shall refer to actions to be taken by 1st Constitution Bancorp.

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